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         THIS FIRST SUPPLEMENTAL INDENTURE, dated as of July 25, 1997, is between JORDAN INDUSTRIES, INC., an Illinois corporation (the "Company"), and FIRST TRUST NATIONAL ASSOCIATION, as trustee (herein called the "Trustee").

                             PRELIMINARY STATEMENT

         The Company and the Trustee have entered into an Indenture (herein called the "Indenture"), dated as of July 15, 1993 with respect to the Company's 10 3/8% Senior Notes due 2003. Capitalized terms used herein, not otherwise defined herein, shall have the meanings given them in the Indenture.

         Section 9.02 of the Indenture provides that, under certain circumstances, a supplemental indenture may be entered into by the Company and the Trustee with the written consent of the Holders of at least a majority in principal amount of the then outstanding Securities. In accordance with the terms of Sections 9.02 and 9.06 of the Indenture, the Company has, by resolution of the Board of Directors, authorized this First Supplemental Indenture. The Trustee has determined that this First Supplemental Indenture is in form satisfactory to it.

         The Company has offered to purchase for cash all of the outstanding Securities from the Holders and, in connection therewith, the Company solicited consents to proposed amendments to the Indenture, pursuant to the Offer to Purchase and Consent Solicitation Statement, dated June 21, 1997 (as the same may be amended, supplemented or otherwise modified from time to time, the "Offer to Purchase"). This First Supplemental Indenture evidences the proposed amendments described in the Offer to Purchase.

         All things necessary to make this First Supplemental Indenture a valid agreement of the Company and the Trustee and a valid amendment of and supplement to the Indenture have been done.

         NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

         For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities issued under the Indenture from and after the date of this First Supplemental Indenture, as follows:

         Section 1. Amendment to the Indenture.

               1.1      Deletions.

         (a)   Section 4.05 of the Indenture is hereby deleted in its entirety.

         (b)   Section 4.07 of the Indenture is hereby deleted in its entirety.

         (c)   Section 4.08 of the Indenture is hereby deleted in its entirety.

         (d)   Section 4.09 of the Indenture is hereby deleted in its entirety.

         (e)   Section 4.11 of the Indenture is hereby deleted in its entirety.

         (f)   Section 4.17 of the Indenture is hereby deleted in its entirety.

         (g)   Section 5.01 of the Indenture is hereby deleted in its entirety.

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               1.2      Restricted and Non-Restricted Subsidiaries.

         (a)   The definitions of "Non-Restricted Subsidiary" and
               "Restricted Subsidiary" in Section 1.01 of the Indenture are hereby amended and restated in their entirety to read as follows:

         "Non-Restricted Subsidiary" means Motors and Gears Holdings, Inc. and its Subsidiaries, Jordan Telecommunication Products, Inc. and its Subsidiaries, J.I. Properties, Inc., and any other Subsidiary of the Company other than a Restricted Subsidiary, subject to Section 4.18.

         "Restricted Subsidiary" means: (i) any Subsidiary of the Company existing on the date of the First Supplemental Indenture, other than a Non-Restricted Subsidiary, and (ii) any other Subsidiary of the Company formed, acquired or existing after the date of the First Supplemental Indenture that is designated as a Restricted Subsidiary by the Company pursuant to a resolution approved by a majority of the Board of Directors, subject, in each case, to Section 4.18.

         (b) The following Section 4.18 is hereby added to the Indenture in its numerically predetermined place:

Section 4.18 DESIGNATION OF RESTRICTED AND NON-RESTRICTED SUBSIDIARIES.

(a) Subject to the exceptions set forth below, from and after the date of the First Supplemental Indenture, the Company may designate any existing or newly formed Restricted Subsidiary as a Non-Restricted Subsidiary; provided that:

         (i)   either

               (A) the Subsidiary to be so designated has total assets of $1.0 million or less, or

               (B) immediately before and after giving effect to such designation, on a Pro Forma Basis, (1) the Company could incur $1.00 of additional Indebtedness pursuant to Section 4.07, determined on a Pro Forma Basis, and (2) no Default or Event of Default shall have occurred and be continuing, or

               (C) the Subsidiary to be so designated is organized under the laws of a jurisdiction not within the United States and is sold or transferred to a Non-Restricted Subsidiary in accordance with Section 4.14, and

         (ii) in any case, all transactions between the Subsidiary to be so designated and its Affiliates remaining in effect are permitted pursuant to Section 4.08.

(b) Any investment made by the Company or any Restricted Subsidiary which is redesignated from a Restricted Subsidiary to a Non-Restricted Subsidiary shall thereafter be considered as having been a Restricted Investment (to the extent not previously included as a Restricted Payment) made on the day such Subsidiary is designated as a NonRestricted Subsidiary in the amount of the greater of:

         (i) the fair market value (as determined by the Board of Directors of the Company in good faith) of the Equity Interests of such Subsidiary held by the Company and its Restricted Subsidiaries on such date on a Pro Forma Basis, and

         (ii) the amount of the Investments determined in accordance with GAAP made by the Company and any of its Restricted Subsidiaries in such Subsidiary.

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(c) Subject to the exceptions set forth below, from and after the date of the
First Supplemental Indenture, the Company may designate any existing or newly formed Non-Restricted Subsidiary as a Restricted Subsidiary; provided that:

         (i) immediately before and after giving effect to such designation, on a Pro Forma Basis, the Company could incur any Indebtedness of such Non-Restricted Subsidiary in accordance with Section 4.07, and

         (ii) all transactions whereby such Non-Restricted Subsidiary is designated a Restricted Subsidiary are permitted pursuant to
               Section 4.08.

Any investment made by the Company or any Restricted Subsidiary in such redesignated Non-Restricted Subsidiary will no longer be considered to be an outstanding Restricted Investment.

(d) The designation of a Subsidiary as a Restricted Subsidiary or the removal of such designation shall be made by a resolution adopted by a majority of the Board of Directors of the Company stating that the Board of Directors has made such designation in accordance with the Indenture, and the Company shall deliver to the Trustee such resolution together with an Officers' Certificate certifying that the designation complies with the Indenture. Such designation shall be effective as of the date specified in the applicable resolution, which may not be before the date the applicable Officers' Certificate is delivered to the Trustee.

               1.3   Definition of "Asset Sale."

         The definition of "Asset Sale" in Section 1.01 of the Indenture is hereby amended and restated in its entirety to read as follows:

         "Asset Sale" means the sale, lease, conveyance or other disposition by the Company or a Restricted Subsidiary of assets or property (other than (i) the sale or disposition of any Restricted Investment, (ii) the sale or lease of inventory, equipment, receivables or other assets in the ordinary course of business, (iii) Receivables Financings, (iv) any sale or transfer of properties or assets by the Company or a Restricted Subsidiary to the Company or any other Restricted Subsidiary, (v) the designation of a Restricted Subsidiary as a Non-Restricted Subsidiary, pursuant to Section 4.18, (vi) the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company permitted by Section 5.01, (vii) the sale or disposition of obsolete equipment or other obsolete assets, (viii) Restricted Payments permitted by Section 4.05, or (ix) any sale, lease, conveyance or other disposition of assets or property in connection with the Refinancing and Repositioning Plan of the Company and its Subsidiaries referenced in the Offering Circular, dated July __, 1997, relating to the Company's offering and placement of the __% Senior Notes due 2007, and all agreements, instruments and transactions pursuant thereto.

               1.4   Conforming Changes.

         (a) The definitions of "Capital Lease Obligations," "Cash Flow," "Cash Flow Coverage Ratio," "Consolidated Interest Expense," "Consolidated Net Income," "Consolidated Net Worth," "Consulting Agreement," "Credit Agent," "Credit Agreement," "Dura-Line Agreement," "Disqualified Stock," "Net Income," "Other Permitted Indebtedness," "Permitted Liens," "Refinancing Indebtedness," "Refinancing Plan," "SFAS 106," "SFAS 109" and "Weighted Average Life to Maturity" set forth in Section 1.01 of the Indenture are hereby deleted in their entirety.

         (b)      Section 1.02 of the Indenture is hereby amended as follows:

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               (i)   The terms "Affiliate Transaction," "Other Indebtedness,"
                     "Other Indebtedness Guarantee" and "Restricted Payments" are deleted therefrom; and

               (ii) The terms "Disposition" and "Successor Corporation" shall refer to Section 5.02.

         (c) The second paragraph of Section 4.03 of the Indenture is hereby amended by replacing the phrase "Section 4.01, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15,
                  4.16, or 4.17 or of Article 5" with the phrase "Section 4.01, 4.06, 4.10, 4.12, 4.13, 4.14, 4.15, or 4.16 or of
                  Article 5" where such phrase appears in such paragraph.

         (g) Section 5.02 of the Indenture is hereby amended and restated in its entirety to read as follows:

                  "Upon any consolidation or merger with or into, or sale, lease, conveyance or other disposition of all or substantially all of the assets of the Company (a "Disposition"), the entity formed by or surviving any such Disposition or the entity to which such Disposition shall have been made (the "Successor Corporation") shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such Successor Corporation has been named as the Company herein; provided, however, that neither the Company nor the Successor Corporation shall be release from it Obligation to pay the principal of, and premium, if any, and interest on, the Securities."

         (h) Section 6.01(b) of the Indenture is hereby amended by replacing the first parenthetical therein with the parenthetical "(other than a Default under Sections 4.13, 4.14, 4.15 and 4.16 and of which shall be an Event of Default with the notice but without the passage of time specified in this Section 6.01(b))".

         (i) Section 8.01(b) of the Indenture is hereby amended as follows:

                  (i) subclause (ii) of the first paragraph of Section 8.01(b) is hereby amended and restated in its entirety to read as follows:

                             "(ii) its obligations under the Sections 4.02, 4.03, 4.06, 4.10, 4.13, 4.14, 4.15 and 4.16, and
                             the operation of Sections 6.01(a)(3) through
                             (a)(7) ("covenant defeasance option").

                  (ii) the second sentence of the second paragraph of Section 8.01(b) is hereby amended by deleting therefrom the phrase "or because of the Company's failure to comply with Sections 5.01(iii) or 5.01(iv)".

         Section 2.  Effectiveness; Termination

         (a) This First Supplemental Indenture is entered into pursuant to and consistent with Section 9.02 of the Indenture, and nothing herein shall constitute an amendment, supplement or waiver requiring the approval of each Holder pursuant to clauses (1) through (6) of the last paragraph of Section 9.02.

         (b) This First Supplemental Indenture shall become effective and binding on the Company, the Trustee and the Holders of the Securities upon the execution and delivery by the parties to this First Supplemental Indenture; provided, however, that the provisions of the Indenture referred to in Section 1 above (such provisions being referred to as the "Amended Provisions") will remain in effect in the form they existed prior to the execution of this First Supplemental Indenture, the deletions and amendments of the Amended Provisions will not become

                                       4
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operative, and the terms of the Indenture will not be amended, modified or deleted, in each case until the date and time (the "Payment Date") that the Company accepts for payment pursuant to the Offer to Purchase at least a majority in principal amount of the outstanding Securities, and deposits the payment therefore with the depositary for the Offer to Purchase. Upon the Payment Date, the Amended Provisions will automatically be deleted or modified as contemplated by Section 1 above.

         Section 3.  Reference to and Effect on the Indenture.

         (a) On and after the Payment Date, each reference in the Indenture to "the Indenture," "this Indenture," "hereunder," "hereof" or "herein" shall mean and be a reference to the Indenture as supplemented by this First Supplemental Indenture unless the context otherwise requires.

         (b) Except as specifically amended above, the Indenture shall remain in full force and effect and is hereby ratified and confirmed.

         Section 4.  Governing Law.

         This First Supplemental Indenture shall be construed and enforced in accordance with, and interpreted under, the internal laws of the State of New York, without reference to the conflict of laws provisions thereof.

         Section 5.  Counterparts and Methods of Execution.

         This First Supplemental Indenture may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties, notwithstanding that all parties have not signed the same counterpart.

         Section 6.  Titles.

         Section titles are for descriptive purposes only and shall not control or alter the meaning of this First Supplemental Indenture as set forth in the text.

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         IN WITNESS WHEREOF, the Company and the Trustee have caused this
First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized all as of the day and year first above written.


                                            JORDAN INDUSTRIES, INC.


                                            By:
                                               --------------------------------
                                            Its:   Senior Vice President




                                            FIRST TRUST NATIONAL ASSOCIATION,
                                            as Trustee


                                            By:
                                               --------------------------------
                                            Its:
                                                -------------------------------

STATE OF NEW YORK      )
                       )  ss.:
COUNTY OF NEW YORK     )


         On the ____ day of July, 1997, before me personally came to me known, who, being by me duly sworn, did depose and say that he resides at New York, New York; that he is a ________________ of FIRST TRUST NATIONAL ASSOCIATION, one of the banking corporations described herein and that executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

[NOTARIAL SEAL]

                                            -----------------------------------
                                                      Notary Public

STATE OF NEW YORK      )
                       ) ss.:
COUNTY OF NEW YORK     )


         On the ______ day of July, 1997, before me personally came , to me known, who, being by me duly sworn, did depose and say that he resides at New York, New York; that he is a ________________ of JORDAN INDUSTRIES, INC., the corporation described herein and that executed the above instrument; and that he signed his name thereto by order of the Board of Directors of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


[NOTARIAL SEAL]

                                            -----------------------------------
                                                      Notary Public